UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2020

On Deck Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Broadway, 25th Floor

New York, New York 10018

(Address of principal executive offices, including ZIP code)

(888) 269-4246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(§)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 7, 2020, On Deck Capital, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in connection with the Company’s pending Merger (as defined below) with Enova International, Inc. (“Enova”). The Company stockholders adopted the Agreement and Plan of Merger, dated as of July 28, 2020, as it may be amended from time to time (the “Merger Agreement”), by and among Enova, Energy Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Enova (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”).

As of the close of business on September 8, 2020, the record date for the Special Meeting, there were 59,015,141 shares of Company common stock outstanding and entitled to vote. A total of 38,503,130 shares of the Company’s common stock were present in person (virtually) or by proxy at the Special Meeting, representing 65.24% of the total number of shares outstanding and entitled to vote at the Special Meeting and constituting a quorum to conduct business. Set forth below are the results of the proposals voted on at the Special Meeting. Additional information on each of these proposals is contained in the definitive proxy statement/prospectus for the Special Meeting, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 8, 2020.

Proposal 1. The Merger Proposal: To adopt the Merger Agreement (the “Merger Proposal”). The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
38,027,270	461,154	14,706	0

The Merger Proposal was approved by the requisite vote of the Company’s stockholders.

Proposal 2. The Merger-Related Compensation Proposal: To approve on an advisory (nonbinding) basis the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Compensation Proposal”). The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
18,215,281	19,646,221	641,628	0

The Merger-Related Compensation Proposal was not approved, on an advisory basis, by the Company’s stockholders.

Proposal 3. The Adjournment Proposal: To approve the adjournment of the Special Meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The proposal received the following votes, but such an adjournment was not necessary in light of the approval of Proposal 1:

For	Against	Abstain	Broker Non-Vote
37,171,669	1,211,907	119,554	0

Subject to the satisfaction or waiver of the remaining closing conditions, the Merger is expected to close on October 13, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” regarding the Company, Enova or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of the Company, are made in reliance on the “safe harbor” provisions within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, the timing and expected completion of the Merger. Forward-looking statements are based on management’s current expectations and involve risks, known and unknown, uncertainties, assumptions and other factors that may cause actual performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company or Enova to terminate the Merger Agreement or prohibit the ability to meet closing conditions to the proposed Merger on a timely basis or to consummate the Merger at all. While forward-looking statements are the Company’s and Enova’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent the Company’s and Enova’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. There can be no assurance that the Merger will in fact be completed in the manner described or at all. Forward-looking statements speak as of the date hereof, and the Company and Enova assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication. All subsequent written and oral forward-looking statements attributable to the Company, Enova or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause
Chief Financial Officer